                                                                      Exhibit 5
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                                 June 26, 1995



AMP Incorporated
470 Friendship Road
Harrisburg, Pennsylvania 17111


                   Re:     Registration Statement on Form S-8
                           ("Registration Statement")
                           ----------------------------------

Gentlemen:

     I am of the opinion that the 54,408 shares of common stock covered by the Registration Statement (Form S-8) to be issued and sold by AMP pursuant to the M/A-COM, Inc. 1983 Stock Option and Performance Incentive Stock Option Plan, when issued and sold by AMP in accordance with said plan, will be legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement (Form S-8).



                                    Very truly yours,

                                    /S/ CHARLES W. GOONREY
                                    Charles W. Goonrey
                                    Vice President, General Legal
                                    Counsel of AMP Incorporated

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